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                                                                     EXHIBIT 3.1


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          NAPRO BIOTHERAPEUTICS, INC.

                      (as amended through August 2, 1996)

                                  ARTICLE ONE
                                  -----------

The name of the corporation is NaPro BioTherapeutics, Inc. (the "Corporation").

                                  ARTICLE TWO
                                  -----------

          The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE
                                 -------------

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR
                                  ------------

          I.  AUTHORIZED SHARES
              -----------------

          The total number of shares of stock which the Corporation has authority to issue is 22,000,000 shares, 19,000,000 of which shall be Common Stock, with a par value of $.0075 per share, 1,000,000 of which shall be Nonvoting Common Stock, with a par value of $.0075 per share and 2,000,000 of which shall be Preferred Stock, with a par value of $.001 per share.

          II. COMMON STOCK AND NONVOTING COMMON STOCK
              ---------------------------------------

          Except as otherwise provided in this Section II or as otherwise required by applicable law, all shares of Common Stock and Nonvoting Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations, and restrictions.

              Part 1.   Voting Rights.
                        -------------

              Except as otherwise provided by the General Corporation Law of the State of Delaware, by this Certificate of Incorporation or any amendments thereto or by resolutions

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adopted by the Board of Directors providing for the issuance of Preferred Stock, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, and the holders of Nonvoting Common Stock shall have no right to vote on any matters to be voted on by the Corporation's stockholders; provided, that the holders of the Nonvoting Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Nonvoting Common Stock would receive or be exchanged for consideration different on a per share basis from the consideration received with respect to or in exchange for shares of Common Stock or would otherwise be treated differently from shares of Common Stock, except that shares of Nonvoting Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or in exchange for the Common Stock so long as (i) such non-voting securities are convertible into voting securities on the same terms as the Nonvoting Common Stock is convertible into Common Stock and
(ii) all other consideration is equal on a per share basis.

      Part 2.   Dividends.
                ---------

      As and when dividends are declared or paid thereon, whether in cash, property, or securities of the Corporation, the holders of Common Stock and the holders of Nonvoting Common Stock shall be entitled to participate in such dividends ratably on a per share basis; provided, that (i) if dividends are declared which are payable in shares of Common Stock or Nonvoting Common Stock, then dividends shall be declared which are payable at the same rate on both classes of stock, the dividends payable in shares of Common Stock shall be payable to holders of Common Stock, and the dividends payable in shares of Nonvoting Common Stock shall be payable to holders of Nonvoting Common Stock and
(ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Nonvoting Common Stock, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to such voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Nonvoting Common Stock is convertible into the Common Stock. The rights of the holders of Common Stock and Nonvoting Common Stock to receive dividends are subject to the provisions of any series of Preferred Stock which may at the time be outstanding.

      Part 3.   Liquidation.
                -----------

      Except as otherwise provided by applicable law, or by any amendments to this Amended and Restated Certificate of Incorporation, in the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made, or set apart for such payment, to the holders, if any, of Preferred Stock at the time outstanding of the full amounts to which they shall be entitled, the holders of Common Stock and the holders of Nonvoting Common Stock, to the exclusion of holders, if any, of Preferred Stock at the time outstanding, shall be entitled to share, ratably according to the number of shares of

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Common Stock and Nonvoting Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

      Part 4.    Conversion.
                 ----------

               4A.   Conversion of Nonvoting Common Stock.
                     ------------------------------------

                     Upon the occurrence of any sale, gift or any other transfer or disposition (each, a "Transfer") of shares of Nonvoting Common by the original holder thereof, such shares of Nonvoting Common Stock shall be converted into the same number of shares of Common Stock as the number of shares of Nonvoting Common Stock being transferred and the person or person sin whose name(s) any certificate(s) for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby.

               4B.   Conversion Procedure.
                     --------------------

                     (i) Each conversion of shares of Nonvoting Common Stock into shares of Common Stock pursuant to a Transfer shall be effected by the surrender of the certificate or certificates representing the shares to be converted to the Corporation's transfer agent at any time during normal business hours (or to the Company if at the time the Company has no independent transfer agent), together with a written notice certified by the original holder and the transferee of such Nonvoting Common Stock being Transferred stating that such shares, or a stated number of shares, Nonvoting Common Stock represented by such certificate or certificates have been Transferred. Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the Transferred Nonvoting Common Stock as such shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                     (ii) Promptly after the surrender of such certificates and the receipt of the written notice pursuant to paragraph (i) above, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Common Stock issuable upon such conversion and (b) a certificate representing any Nonvoting Common stock which was represented by the certificate or certificates surrendered to the Corporation in connection with such conversion but which was not Transferred and thus not converted.

                     (iii) The issuance of certificates for Common Stock upon conversion of Nonvoting Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the

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      Corporation in connection with such conversion and the related issuance of
      Common Stock.

                     (iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Nonvoting Common Stock, such number of shares of Common Stock as may be issuable upon the conversion of all outstanding shares of Nonvoting Common Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens, and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).

                     (v) The Corporation shall not close its books against the transfer of Nonvoting Common Stock or of Common Stock issued or issuable upon conversion of Common Stock in any manner which would interfere with the timely conversion of Nonvoting Common Stock.

                     (vi) If the Corporation in any manner subdivides or combines the outstanding shares of Common Stock of Nonvoting Common Stock, then the outstanding shares of the other of such classes of stock shall at the same time be proportionately subdivided or combined in a similar manner.

              4C.    Amendment and Waiver.
                     --------------------

              No amendment or waiver of any provision of this Section II shall be effective without the prior approval of the holders of a majority of the then outstanding shares of Nonvoting Common Stock voting as a separate class.

      III. PREFERRED STOCK
           ---------------

           The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors (a "Preferred Stock Designation") and as are not inconsistent with this Certificate of Incorporation or any amendment hereto, and as may be permitted by the General Corporation Law of the State of Delaware. Except as otherwise expressly required by law and except for such voting powers as may be stated in the Preferred Stock Designation relating to any

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series of Preferred Stock (a "Preferred Stock Designation"), the holders of any such series shall have no voting power whatsoever.


                                 ARTICLE FIVE
                                 ------------

     The Corporation is to have perpetual existence.

                                  ARTICLE SIX
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     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1996 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-Year term. At each succeeding annual meeting of stockholders beginning in 1997, successors to the class of directors whose term expires at such annual meeting shall be elected to a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class who is elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of such class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

         (b) Except for any directors who may be elected under specified circumstances set forth in a Preferred Stock Designation by the holders, if any, of any class or series of Preferred Stock then existing, the exact number of directors of the Corporation shall be determined from time to time by resolution of the Board of Directors.

         (c) Except as may be otherwise provided pursuant to Part II of Article Four of the Certificate of Incorporation of the Corporation in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of preferred stock, any director or the entire Board of Directors may be removed only for cause by the affirmative vote of the holders of at least 80% of the voting power of all of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         (d) The Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the Bylaws of the Corporation. Notwithstanding anything contained in this Certificate of Incorporation or Bylaws of the Corporation to the contrary, the stockholders of the Corporation, at a duly called annual or special meeting of stockholders, may not take any

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action to alter, amend, repeal or adopt any provision inconsistent with paragraphs 2, 3, 4 and 6 of the Bylaws of the Corporation without the affirmative vote of the holders of at least 80% of the voting power of all of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         (e) The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, all persons whom it may indemnify pursuant thereto. The personal liability of a director or officer of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer shall be limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as it now exists or may hereafter be amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

         (f) In addition to the power and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the General Corporation Law of the State of Delaware, this Certificate of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

         (g) Notwithstanding Section 228(a) of the General Corporation Law of the State of Delaware, no action shall be taken by the stockholders of the Corporation by written consent in lieu of any annual or special meeting of the stockholders.

                                 ARTICLE SEVEN
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     Meetings of stockholders may be held within or without the State of
Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                                 ARTICLE EIGHT
                                 -------------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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                                  ARTICLE NINE
                                  ------------

     Notwithstanding anything contained in this Certificate of Incorporation to the contrary, Article Six hereof shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with this Article Nine.

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